Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (“Amendment”) to the Consulting Agreement (“Consulting Agreement”) dated as of April 30, 2007, between H&E EQUIPMENT SERVICES, INC. (“H&E”), whose principal mailing address is 11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816, and GARY W. BAGLEY (“Consultant”), whose mailing address is 9 Altawood Drive, Salt Lake City, Utah 84092, is made effective as of the 30th day of April, 2012.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties declare and agree as follows:

1. The Consulting Agreement is hereby by amended as follows:

Section 1 is amended by replacing the phrase “for a period of five (5) years” (the “Consulting Period”) commencing on the date hereof,” with “commencing on the date hereof until the earlier to occur of termination pursuant to Section 11 and December 31, 2012 (the “Consulting Period”).”

Section 9 is amended by adding the following indented language below the phrase “with a copy to:”:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attn: Derek M. Winokur, Esq.

A new section is added following Section 10 to read: “11. Termination. This Agreement may be terminated by either party upon sixty (60) days prior written notice to the other party, delivered in accordance with the terms hereof.”

2. Except as expressly provided herein, the Consulting Agreement shall remain in full force and effect in accordance with its respective terms. This Amendment shall be governed by the terms and conditions of the Consulting Agreements.

3. The Consulting Agreement as amended by this Amendment represents the entire agreement between the parties hereto with respect to subject matter hereof and shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto. The Consulting Agreement as amended by this Amendment supersedes all prior agreements between the Company and Consultant with respect to the matter hereof and all prior agreements shall be void and of no further force or effect as of the date hereof.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

5. This Amendment and the legal relations between the parties shall be governed by and construed and enforced in accordance with the laws of the State of Utah applicable to agreements made and to be performed wholly in the State of Utah, without regard to conflicts of law principles of any jurisdiction. ANY SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE INSTITUTED AND MAINTAINED IN THE STATE OR FEDERAL COURTS SITTING IN EAST BATON ROUGE PARISH, LOUISIANA, ABSENT WRITTEN CONSENT OF H&E TO THE CONTRARY. CONSULTANT EXPRESSLY WAIVES ANY OBJECTIONS TO SUCH JURISDICTION AND VENUE AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL AND SUBJECT MATTER JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Consulting Agreement effective as of the date written above.

H&E EQUIPMENT SERVICES, INC.

By: /s/ John M. Engquist

John M. Engquist, its President and

Chief Executive Officer

CONSULTANT:

/s/ Gary W. Bagley

Gary W. Bagley